SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED November 22, 1993
(To Prospectus dated August 31, 1993)



                                  CWMBS, INC.

                                   Depositor


                                  Countrywide

                               Home Loans, Inc.

                          Seller and Master Servicer


              Mortgage Pass-Through Certificates, Series 1993-10

                               ----------------




                              The Class A-3 Certificates

The Class A-3               o This  supplement  relates to the offering of the
certificates represent        Class A-3  certificates of the series referenced
obligations of the trust      above. This supplement does not contain complete
only and do not               information  about the offering of the Class A-3
represent an interest in      certificates.  Additional  information  is
or obligation of              contained  in the  prospectus  supplement dated
CWMBS, Inc.                   November 22, 1993 prepared in connection with the
Countrywide Home              offering of the  offered  certificates  of the
Loans, Inc. or any of         series  referenced above and in the  prospectus
their affiliates.             of the depositor  dated August 31, 1993.  You
                              are  urged to read  this  supplement,  the
This supplement may           prospectus supplement and the prospectus in full.
be used to offer and sell
the offered certificates    o As of the March 25, 2000, the class certificate
only if accompanied by        balance of the Class A-3 certificates was
the prospectus                approximately $14,400,000.
supplement and the
prospectus.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-3 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

April 19, 2000






                              THE MORTGAGE POOL

     As of March 1, 2000 (the "Reference Date"), the Mortgage Pool included approximately 717 Mortgage Loans having an aggregate Stated Principal Balance of approximately $207,400,895.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                    As of
                                                                March 1, 2000

Total Number of Mortgage Loans..................................     717
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)
     30-59 days.................................................    0.84%
     60-90 days.................................................    0.14%
     91 days or more (excluding pending foreclosures)...........    0.00%
                                                                    -----
     Total Delinquencies........................................    0.98%
                                                                    =====
Foreclosures Pending............................................    0.00%
                                                                    -----
Total Delinquencies and foreclosures pending....................    0.98%
                                                                    =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation) will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.555 billion at February 29, 1996, to approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999 and to approximately $17.480 billion at November 30, 1999. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                                      At February 28, (29),                      At November
                                                   ------------------------------------------------------------      30,
                                                       1996            1997           1998           1999           1999
                                                       ----            ----           ----           ----           ----

Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:
         30-59 days..............................       0.65%         0.65%           1.08%         1.03%           1.12%
         60-89 days..............................       0.09          0.15            0.16          0.18            0.17
         90 days or more (excluding pending
              foreclosures)......................       0.09          0.16            0.16          0.12            0.14
                                                        ----          ----            ----          ----            ----
         Total of delinquencies..................       0.83%         0.96%           1.40%         1.33%           1.43%
                                                        ====          ====            ====          ====            ====
Foreclosures pending.............................       0.12%         0.17%           0.17%         0.14%           0.15%
                                                        ====          ====            ====          ====            ====
Total delinquencies and foreclosures pending.....       0.95%         1.13%           1.57%         1.47%           1.58%
                                                        ====          ====            ====          ====            ====
Net Gains/(Losses) on liquidated loans (1) ......   ($307,000)    ($2,812,000)    ($2,662,000)  ($3,704,605)    ($755,996)
Percentage of Net Gains/(Losses) on liquidated
     loans (1)(2) ...............................       0.00%        (0.032)%        (0.024)%      (0.028)%        (0.004)%
Percentage of Net Gains/(Losses) on liquidated
     loans (based on average outstanding
     principal balance)(1) ......................      (0.004)%      (0.033)%        (0.027)%      (0.028)%        (0.004)%
-----------------


(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, on all mortgage loans serviced or master serviced by the Master Servicer. Such mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of such experience of the Mortgage Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $136.8 billion at February 29, 1996, to approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998, to approximately $215.5 billion at February 28, 1999 and to approximately $244.0 billion at November 30, 1999.


                                                                    At February 28, (29),                     At November
                                                   ---------------------------------------------------------      30,
                                                       1996            1997           1998         1999          1999
                                                       ----            ----           ----         ----          ----

Delinquent Mortgage Loans and Pending
     Foreclosures at Period End(1):
         30-59 days..............................       2.13%         2.26%           2.68%         3.05%        3.38%
         60-89 days..............................       0.48          0.52            0.58          0.21         0.26
         90 days or more (excluding pending
              foreclosures)......................       0.59          0.66            0.65          0.29         0.33
                                                        ----          ----            ----          ----         ----
         Total of delinquencies..................       3.20%         3.44%           3.91%         3.55%        3.97%
                                                        ====          ====            ====          ====         ====
         Foreclosures pending....................       0.49%         0.71%           0.45%         0.31%        0.33%
                                                        ====          ====            ====          ====         ====
         Total delinquencies and foreclosures
              pending............................       3.69%         4.15%           4.36%         3.86%        4.30%
                                                        ====          ====            ====          ====         ====

--------------
(1) Including loans subserviced for others.



                   DESCRIPTION OF THE CLASS A-3 CERTIFICATES

     The Class A-3 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-3 Certificates are Primary Planned Principal Class Certificates. The Planned Balances for the Class A-3 Certificates are set forth in the Principal Balance Schedules in the Prospectus Supplement. The Class A-3 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal -- Senior Principal Distribution Amount".

     As of March 25, 2000 (the "Certificate Date"), the Class Certificate Balance of the Class A-3 Certificates was approximately $14,400,000, evidencing a beneficial ownership interest of approximately 6.94% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $190,258,748 and evidenced in the aggregate a beneficial ownership interest of approximately 91.73% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $17,142,147, and evidenced in the aggregate a beneficial ownership interest of approximately 8.27% in the Trust Fund. For additional information with respect to the Class A-3 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Tables" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:







                                                                          Remaining
                                                      Original Term        Term to
Principal                                Net        to Maturity (in     Maturity (in
 Balance           Mortgage Rate    Mortgage Rate        months)           months)
---------------    --------------   -------------    --------------     ------------
$143,250,473.12    6.908867109%       6.657617109%       359.32            282.90
$ 64,150,422.09    7.209525187%       6.958275187%       360.00            283.59



(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the initial Class Certificate Balance of the Class A-3 Certificates is $14,400,000 (ix) interest accrues on the Class A-3 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the Planned Balances for the related Primary Planned Principal Classes are as set forth in the Principal Balance Schedules, (xii) the closing date of the sale of the Offered Certificates is April 19, 2000, (xiii) the Seller is not required to repurchase or substitute for any Mortgage Loan and (xiv) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination". While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 350% SPA assumes prepayment rates will be 0.70% per annum in month one, 1.4% per annum in month two, and increasing by 0.70% in each succeeding month until reaching a rate of 21% per annum in month 30 and remaining constant at 21% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Principal Balance of the Class A-3 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.

                         Percent of Class Certificate
                             Balance Outstanding*

                                          Class A-3
                                   SPA Prepayment Assumption
                      -----------------------------------------------------
 Distribution Date     0%     75%    150%    350%     450%     500%    600%
 -----------------     --    ---    ----     ----     ----     ----    ----
Initial Percent....   100    100     100     100      100      100     100
April 25, 2001.....   100    100      87      87       87       87      87
April 25, 2002.....   100     31      31      31       31       31      31
April 25, 2003.....   100      0       0       0        0        0       0
April 25, 2004.....    86      0       0       0        0        0       0
April 25, 2005.....    52      0       0       0        0        0       0
April 25, 2006.....    14      0       0       0        0        0       0
April 25, 2007.....     0      0       0       0        0        0       0
April 25, 2008.....     0      0       0       0        0        0       0
April 25, 2009.....     0      0       0       0        0        0       0
April 25, 2010.....     0      0       0       0        0        0       0
April 25, 2011.....     0      0       0       0        0        0       0
April 25, 2012.....     0      0       0       0        0        0       0
April 25, 2013.....     0      0       0       0        0        0       0
April 25, 2014.....     0      0       0       0        0        0       0
April 25, 2015.....     0      0       0       0        0        0       0
April 25, 2016.....     0      0       0       0        0        0       0
April 25, 2017.....     0      0       0       0        0        0       0
April 25, 2018.....     0      0       0       0        0        0       0
April 25, 2019.....     0      0       0       0        0        0       0
April 25, 2020.....     0      0       0       0        0        0       0
April 25, 2021.....     0      0       0       0        0        0       0
April 25, 2022.....     0      0       0       0        0        0       0
April 25, 2023.....     0      0       0       0        0        0       0
                        -      -       -       -        -        -       -
Weighted Average Life
(years) **.........   5.08   1.88    1.88    1.88     1.88     1.88    1.88

--------------------------
*  Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $5,084,998 and $125,790 and $0, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-3 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

     The IRS issued final regulations on January 27, 1994 under Sections 1271 through 1273 and 1275 (the "OID Regulations"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In addition, the IRS issued final regulations (the "Contingent Regulations") on June 11, 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6), such as the Class A-3 Certificates. In addition, the OID Regulations do not adequately address the calculation of income with respect to prepayable securities such as the Class A-3 Certificates.

     On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Class A-3 Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     The Class A-3 Certificates will represent qualifying assets under Section 856(c)(4)(A). However, the Small Business and Job Protection Act of 1996, as part of the repeal of the bad debt reserve for thrift institutions, repealed the application of Section 593(d) for tax years beginning after December 31, 1995.

     The Small Business and Job Protection Act of 1996 and Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts and gave the IRS authority to modify the definition of U.S. person with respect to partnerships. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

     Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-3 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemption will apply to the acquisition and holding of Class A-3 Certificates by Plans and that all conditions of the Exemption other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

     The Class A-3 Certificates are currently rated "AAA" by Duff & Phelps Credit Rating Company and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-3 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.




                                   EXHIBIT 1



                              Mortgage Rates(1)
------------------------------------------------------------------------------
Mortgage Rates         Number of        Aggregate             Percent of
                        Mortgage     Principal Balance      Mortgage Pool
                         Loans         Outstanding

   6.750%                 102         $28,201,009.27           13.60%
   6.875%                 165          48,036,618.99           23.16%
   7.000%                 231          67,012,844.86           32.31%
   7.125%                  97          28,091,317.79           13.54%
   7.250%                 108          32,328,975.48           15.59%
   7.375%                   7           2,230,957.27            1.08%
   7.500%                   2             591,215.58            0.29%
   7.625%                   2             294,909.98            0.14%
   7.750%                   1             153,985.64            0.07%
   7.875%                   1             348,916.04            0.17%
   8.000%                   1             110,144.31            0.05%
----------------------------------------------------------------------
    Total                 717        $207,400,895.21          100.00%
======================================================================
(1) As of the Reference Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately 7.002% per annum.


                         Current Mortgage Loan Balances(1)
------------------------------------------------------------------------------
        Current Mortgage       Number of        Aggregate         Percent of
        Loan Balances(1)        Mortgage    Principal Balance    Mortgage Pool
                                 Loans         Outstanding

$0       --     $50,000             3            -                  0.00%
$50,001  --    $100,000             2         $  179,897.50         0.09%
$100,001 --    $150,000            10          1,216,781.98         0.59%
$150,001 --    $200,000            70         13,282,048.18         6.40%
$200,001 --    $250,000           250         55,895,503.71        26.95%
$250,001 --    $300,000           143         38,697,340.42        18.66%
$300,001 --    $350,000            81         26,140,323.62        12.60%
$350,001 --    $400,000            50         18,800,090.17         9.06%
$400,001 --    $450,000            44         18,653,534.18         8.99%
$450,001 --    $500,000            32         15,105,671.54         7.28%
$500,001 --    $550,000            14          7,343,471.24         3.54%
$550,001 --    $600,000             9          5,209,037.79         2.51%
$600,001 --    $650,000             1            645,321.15         0.31%
$650,001 --    $750,000             3          2,040,122.74         0.98%
$750,001 --  $1,000,000             5          4,191,750.99         2.02%
-----------------------------------------------------------------------------
                   Total          717       $207,400,895.21       100.00%
=============================================================================
(1) As of the Reference Date, the average current Mortgage Loan principal balance is approximately $289,262.




                           Loan-To-Value Ratios(1)
-------------------------------------------------------------------------------
 Loan-To-Value Ratios (%)    Number of      Aggregate Principal    Percent of
                           Mortgage Loans   Balance Outstanding     Mortgage
                                                                      Pool

           50.00 and below           38            $13,522,241.55        6.52%
            50.01 to 55.00           17              4,656,853.91        2.25%
            55.01 to 60.00           25              8,177,436.64        3.94%
            60.01 to 65.00           45             13,688,580.42        6.60%
            65.01 to 70.00           52             13,558,724.65        6.54%
            70.01 to 75.00          105             31,607,936.96       15.24%
            75.01 to 80.00          312             92,649,547.46       44.67%
            80.01 to 85.00            9              2,387,439.05        1.15%
            85.01 to 90.00          114             27,152,134.57       13.09%
-------------------------------------------------------------------------------
                     Total          717           $207,400,895.21      100.00%
===============================================================================
(1) At the Reference Date, the weighted average Loan-to-Value of the Mortgage Loans is approximately 73.855%.




                   Documentation Program for Mortgage Loans
-------------------------------------------------------------------------------
     Type of Program         Number of     Aggregate Principal     Percent of
                             Mortgage      Balance Outstanding    Mortgage Pool
                               Loans

Full                            354          $105,232,287.95         50.74%
Alternative                     326            92,149,293.55         44.43%
Reduced                          17             3,709,088.05          1.79%
Streamlined                      20             6,310,225.66          3.04%
-------------------------------------------------------------------------------
               Total            717          $207,400,895.21        100.00%
===============================================================================



                         Type of Mortgaged Properties
--------------------------------------------------------------------------------
      Property Type          Number of     Aggregate Principal     Percent of
                             Mortgage      Balance Outstanding    Mortgage Pool
                               Loans

Single Family                    597          $174,112,658.79        83.95%
Condominium                       12             2,867,765.65         1.38%
Planned Unit Development         108            30,420,470.77        14.67%
--------------------------------------------------------------------------------
                     Total       717          $207,400,895.21       100.00%
================================================================================



                              Occupancy Types(1)
--------------------------------------------------------------------------------
      Occupancy Type         Number of     Aggregate Principal     Percent of
                             Mortgage      Balance Outstanding    Mortgage Pool
                               Loans

Primary Residence                709           205,635,159.35        99.15%
Second Residence                   8             1,765,735.86         0.85%
--------------------------------------------------------------------------------
                     Total       717           207,400,895.21       100.00%
================================================================================
(1) Based upon representations of the related Mortgagors at the time of origination.



                         Purpose of Mortgage Loans
-------------------------------------------------------------------------------
     Loan Purpose          Number of        Aggregate Principal     Percent of
                          Mortgage Loans     Balance Outstanding    Mortgage
                                                                      Pool

             Purchase         248            $ 65,630,968.71         31.64%
Refinance (rate/term)         412             125,907,403.13         60.71%
 Refinance (cash out)          57              15,862,523.37          7.65%
-------------------------------------------------------------------------------
                     Total    717            $207,400,895.21        100.00%
===============================================================================



                             Terms to Maturity(1)
--------------------------------------------------------------------------------
    Remaining Terms to       Number of      Aggregate Principal     Percent of
    Maturity (Months)        Mortgage       Balance Outstanding      Mortgage
                               Loans                                   Pool

               285              37             $9,461,426.91           4.56%
               284             263             81,406,577.82          39.25%
               283             117             33,579,507.29          16.19%
               282              27              7,094,087.87           3.42%
               281              10              2,669,268.24           1.29%
           280-271              78             22,916,938.90          11.05%
           270-261              32              9,044,647.88           4.36%
           260-251              27              7,779,267.64           3.75%
           250-241              30              7,757,317.31           3.74%
           240-231              18              5,414,213.13           2.61%
           230-221              14              3,794,797.29           1.83%
           220-211              14              4,171,745.10           2.01%
           210-201               9              2,579,820.86           1.24%
           200-191              14              3,778,023.88           1.82%
           190-171               8              2,054,081.03           0.99%
           170-151               7              2,522,033.30           1.22%
           150-131               3                590,573.07           0.28%
           130-111               1                124,787.63           0.06%
            110-91               2                308,017.65           0.15%
              90-0               6                353,762.41           0.17%
------------------------------------------------------------------------------
             Total             717           $207,400,895.21         100.00%
==============================================================================
(1) As of the Reference Date, the weighted average remaining terms to maturity of the Mortgage Loans is approximately 270 months.

                State Distribution of Mortgaged Properties(1)
-------------------------------------------------------------------------------
          State              Number of      Aggregate Principal    Percent of
                           Mortgage Loans   Balance Outstanding     Mortgage
                                                                      Pool

                California            438          $134,281,166.56      64.74%
                  Illinois             18             4,783,144.92       2.31%
             Massachusetts             19             5,226,376.99       2.52%
                New Jersey             24             6,369,070.87       3.07%
                  New York             16             5,227,148.95       2.52%
              Pennsylvania             24             6,179,850.54       2.98%
                     Texas             25             5,899,950.60       2.84%
                Washington             17             4,182,212.08       2.02%
      Other (less than 2%)            136            35,251,973.70      17.00%
-------------------------------------------------------------------------------
                     Total            717          $207,400,895.21     100.00%
===============================================================================
(1) Other includes 26 other states and the District of Columbia with under 2% concentration individually.





                                   EXHIBIT 2

            THE                                                                                          Distribution Date: 3/25/00
         BANK OF
           NEW
          YORK
  101 Barclay Street, 12E
     New York, NY 10286
                                                                  CWMBS INC
 Attn: Courtney Bartholomew                          MORTGAGE PASS THROUGH CERTIFICATES
        212-815-5795                                            SERIES 1993-10



                                               Certificateholder Monthly Distribution Summary


                                    Certificate                          Pass
                         Class         Rate            Beginning        Through       Principal          Interest         Total
 Class      Cusip     Description      Type             Balance         Rate (%)     Distribution      Distribution    Distribution
 -----      -----     -----------   -----------        ---------        --------     ------------      ------------    ------------

  A1      126690HR0      Senior      Fix-30/360              0.00       6.750000            0.00              0.00            0.00
  A2      126690HS8      Senior      Fix-30/360      7,832,237.67       6.350000      530,970.16         41,445.59      572,415.75
  A3      126690HT6      Senior      Fix-30/360     14,400,000.00       6.750000            0.00         81,000.00       81,000.00
  A4      126690HU3      Senior      Fix-30/360      9,683,000.00       6.750000            0.00         54,466.88       54,466.88
  A5      126690HV1      Senior      Fix-30/360     42,867,330.84       6.750000            0.00        241,128,74      241,128.74
  A6                                                30,405,807.24       6.750000      565,718.74        171,032.67      736,751.41
  A6      126690HW9      Senior      Fix-30/360      8,344,807.24       6.750000      565,718.74         46,939.54      612,658.28
  A6      126690HW9      Senior      Fix-30/360     22,061,000.00       6.750000            0.00        124,093.13      124,093.13
  A7      126690HX7      Senior      Var-30/360     10,571,044.34       6.052000            0.00         53,313.30       53,313.30
  A8      126690HY5      Senior      Var-30/360      5,089,762.09       8.199692            0.00         34,778.74       34,778.74
  A9      126690HZ2      Senior      Var-30/360     28,846,258.68       6.875000            0.00        165,265.02      165,265.02
  A10     126690JA5      Senior      Var-30/360      6,730,793.69       4.821429            0.00         27,043.37       27,043.37
  All     126690JB3      Senior      Var-30/360      2,884,625.87      10.000000            0.00         24,038.55       24,038.55
  Al2     126690JC1      Senior      Var-30/360     22,563,000.00       7.275000            0.00        136,788.19      136,788.19
  Al3     126690JD9      Senior      Var-30/360      7,521,000.00       5.175000            0.00         32,434.31       32,434.31
  AIO     126690JE7     Strip IO     Fix-30/360        464,132.70       6.750000            0.00          2,610.75        2,610.75
  PO      126690JF4      Senior      Fix-30/360      1,974,128.12       0.000000       13,551.59              0.00       13,551.59
  X       126690JG2     Strip IO     Fix-30/360     64,272,568.57       0.208298            0.00         11,156.56       11,156.56
  AR      126990JH0      Senior      Fix-30/360              0.00       6.750000            0.00              0.00            0.00

  B1      126690JJ6      Junior      Fix-30/360      6,125,822.68       6.750000       19,484.53         34,457.75       53,942.28
  B2      126690JK3      Junior      Fix-30/360      4,594,367.46       6.750000       14,613.40         25,843.32       40,456.71
  B3      126690JL1      Junior      Fix-30/360      2,297,183.70       6.750000        7,306.70         12,921.66       20,228.36
  B4         N/A         Junior      Fix-30/360      1,531,456.09       6.750000        4,871.13          8,614.44       13,485.57
  B5         N/A         Junior      Fix-30/360      1,531,456.10       6.750000        4,871.13          8,614.44       13,485.57
  B6         N/A         Junior      Fix-30/360      1,116,559.35       6.750000        3,551.53          6,280.65        9,832.18

 Totals                                            208,565,833.92                   1,164,938.91      1,173,234.93    2,338,173.83


            Current                      Cumulative
           Realized       Ending           Realized
 Class      Losses        Balance           Losses
 -----     --------       -------         ---------

  A1         0.00              0.00          0.00
  A2         0.00      7,301,267.51          0.00
  A3         0.00     14,400,000.00          0.00
  A4         0.00      9,683,000.00          0.00
  A5         0.00     42,867,330.84          0.00
  A6         0.00     29,840,088.50          0.00
  A6         0.00      7,779,088.50          0.00
  A6         0.00     22,061,000.00          0.00
  A7         0.00     10,571,044.34          0.00
  A8         0.00      5,089,762.09          0.00
  A9         0.00     28,846,258.68          0.00
  A10        0.00      6,730,793.69          0.00
  All        0.00      2,884,625.87          0.00
  Al2        0.00     22,563,000.00          0.00
  Al3        0.00      7,521,000.00          0.00
  AIO        0.00        432,667.80          0.00
  PO         0.00      1,960,576.53          0.00
  X          0.00     64,150,422.09          0.00
  AR         0.00              0.00          0.00

  B1         0.00      6,106,338.16          0.00
  B2         0.00      4,579,754.07          0.00
  B3         0.00      2,289,877.00          0.00
  B4         0.00      1,526,584.96          0.00
  B5         0.00      1,526,584.97          0.00
  B6         0.00      1,113,007.82    483,986.76

 Totals      0.00    207,400,895.03    483,986.76

            THE                                                                                         Distribution Date: 3/25/00
         BANK OF
           NEW
          YORK
  101 Barclay Street, 12E
     New York, NY 10286
                                                                                          CWMBS INC
 Attn: Courtney Bartholomew                                                   MORTGAGE PASS THROUGH CERTIFICATES
        212-815-5795                                                                     SERIES 1993-10



                                                                            Principal Distribution Detail


                            Original        Beginning        Scheduled                       Unscheduled          Net
                          Certificate      Certificate       Principal         Accretion      Principal        Principal
 Class      Cusip           Balance          Balance        Distribution       Principal     Adjustments      Distribution
 -----      -----         -----------      -----------      ------------       ---------     ------------     ------------

  A1      126690HR0      60,388,042.00             0.00             0.00         0.00            0.00              0.00
  A2      126690HS8      21,530,000.00     7,832,237.67       530,970.16         0.00            0.00        530,970.16
  A3      126690HT6      14,400,000.00    14,400,000.00             0.00         0.00            0.00              0.00
  A4      126690HU3       9,683,000.00     9,683,000.00             0.00         0.00            0.00              0.00
  A5      126690HV1      91,162,000.00    42,867,330.84             0.00         0.00            0.00              0.00
  A6                     45,000,000.00    30,405,807.24       565,718.74         0.00            0.00        565,718.74
  A6      126690HW9      22,939,000.00     8,344,807.24       565,718.74         0.00            0.00        565,718.74
  A6      126690HW9      22,061,000.00    22,061,000.00             0.00         0.00            0.00              0.00
  A7      126690HX7      10,719,000.00    10,571,044.34             0.00         0.00            0.00              0.00
  A8      126690HY5       5,161,000.00     5,089,762.09             0.00         0.00            0.00              0.00
  A9      126690HZ2      29,250,000.00    28,846,258.68             0.00         0.00            0.00              0.00
  Al0     126690JA5       6,825,000.00     6,730,793.69             0.00         0.00            0.00              0.00
  All     126690JB3       2,925,000.00     2,884,625.87             0.00         0.00            0.00              0.00
  Al2     126690JC1      22,563,000.00    22,563,000.00             0.00         0.00            0.00              0.00
  Al3     126690JD9       7,521,000.00     7,521,000.00             0.00         0.00            0.00              0.00
  AIO     126690JE7       1,275,852.00       464,132.70             0.00         0.00            0.00              0.00
  PO      126690JF4       2,964,974.00     1,974,128.12        13,551.59         0.00            0.00         13,551.59
  X       126690JG2     122,455,680.00    64,272,568.57             0.00         0.00            0.00              0.00
  AR      126990JH0           1,000.00             0.00             0.00         0.00            0.00              0.00

  BI      126690JJ6       7,004,626.00     6,125,822.68        19,484.53         0.00            0.00         19,484.53
  B2      126690JK3       5,253,470.00     4,594,367.46        14,613.40         0.00            0.00         14,613.40
  B3      126690JL1       2,626,735.00     2,297,183.70         7,306.70         0.00            0.00          7,306.70
  B4         N/A          1,751,156.98     1,531,456.09         4,871.13         0.00            0.00          4,871.13
  B5         N/A          1,751,157.00     1,531,456.10         4,871.13         0.00            0.00          4,871.13
  B6         N/A          1,751,156.00     1,116,559.35         3,551.53         0.00            0.00          3,551.53
Totals                  350,231,316.98   208,565,833.92     1,164,938.91         0.00            0.00      1,164,938.91


          Current         Ending             Ending
         Realized       Certificate        Certificate
 Class    Losses          Balance            Factor
 -----  -----------     -----------        ----------

  A1       0.00                0.00       0.00000000000
  A2       0.00        7,301,267.51       0.33912064624
  A3       0.00       14,400,000.00       1.00000000000
  A4       0.00        9,683,000.00       1.00000000000
  A5       0.00       42,867,330.84       0.47023245259
  A6       0.00       29,840,088.50       0.66311307778
  A6       0.00        7,779,088.50       0.33912064606
  A6       0.00       22,061,000.00       1.00000000000
  A7       0.00       10,571,044.34       0.98619687844
  A8       0.00        5,089,762.09       0.98619687851
  A9       0.00       28,846,258.68       0.98619687795
  Al0      0.00        6,730,793.69       0.98619687766
  All      0.00        2,884,625.87       0.98619687863
  Al2      0.00       22,563,000.00       1.00000000000
  Al3      0.00        7,521,000.00       1.00000000000
  AIO      0.00          432,667.80       0.33912068211
  PO       0.00        1,960,576.53       0.66124577389
  X        0.00       64,150,422.09       0.52386644776
  AR       0.00                0.00       0.00000000000

  B1       0.00        6,106,338.16       0.87175791481
  B2       0.00        4,579,754.07       0.87175791760
  B3       0.00        2,289,877.00       0.87175790496
  B4       0.00        1,526,584.96       0.87175791690
  B5       0.00        1,526,584.97       0.87175791236
  B6       0.00        1,113,007.82       0.63558461836
Totals     0.00      207,400,895.03

            THE                                                                                          Distribution Date: 3/25/00
         BANK OF
           NEW
          YORK
  101 Barclay Street, 12E
     New York, NY 10286

                                                                CWMBS INC
 Attn: Courtney Bartholomew                        MORTGAGE PASS THROUGH CERTIFICATES
        212-815-5795                                         SERIES 1993-10


                                                      Interest Distribution Detail


              Beginning            Pass          Accrued      Cumulative                        Total               Net
             Certificate         Through         Optimal        Unpaid         Deferred        Interest         Prepayment
 Class         Balance           Rate (%)       Interest       Interest        Interest          Due           Int Shortfall
 -----       -----------      ------------      --------      ----------     ------------     ----------    ------------------

 Al                  0.00       6.750000             0.00         0.00          0.00              0.00             0.00
 A2          7,832,237.67       6.350000        41,445.59         0.00          0.00         41,445.59             0.00
 A3         14,400,000.00       6.750000        81,000.00         0.00          0.00         81,000.00             0.00
 A4          9,683,000.00       6.750000        54,466.88         0.00          0.00         54,466.88             0.00
 A5         42,867,330.84       6.750000       241,128.74         0.00          0.00        241,128.74             0.00
 A6         30,405,807.24       6.750000       171,032.67         0.00          0.00        171,032.67             0.00
 A6          8,344,807.24       6.750000        46,939.54         0.00          0.00         46,939.54             0.00
 A6         22,061,000.00       6.750000       124,093.13         0.00          0.00        124,093.13             0.00
 A7         10,571,044.34       6.052000        53,313.30         0.00          0.00         53,313.30             0.00
 A8          5,089,762.09       8.199692        34,778.74         0.00          0.00         34,778.74             0.00
 A9         28,846,258.68       6.875000       165,265.02         0.00          0.00        165,265.02             0.00
 A1O         6,730,793.69       4.821429        27,043.37         0.00          0.00         27,043.37             0.00
 All         2,884,625.87      10.000000        24,038.55         0.00          0.00         24,038.55             0.00
 Al2        22,563,000.00       7.275000       136,788.19         0.00          0.00        136,788.19             0.00
 Al3         7,521,000.00       5.175000        32,434.31         0.00          0.00         32,434,31             0.00
 AIO           464,132.70       6.750000         2,610.75         0.00          0.00          2,610.75             0.00
 PO          1,974,128.12       0.000000             0.00         0.00          0.00              0.00             0.00
  X         64,272,568.57       0.208298        11,156.56         0.00          0.00         11,156.56             0.00
 AR                  0.00       6.750000             0.00         0.00          0.00              0.00             0.00

 B1          6,125,822.68       6.750000        34,457.75         0.00          0.00         34,457.75             0.00
 B2          4,594,367.46       6.750000        25,843.32         0.00          0.00         25,843.32             0.00
 B3          2,297,183.70       6.750000        12,921.66         0.00          0.00         12,921.66             0.00
 B4          1,531,456.09       6.750000         8,614.44         0.00          0.00          8,614.44             0.00
 B5          1,531,456.10       6.750000         8,614.44         0.00          0.00          8,614.44             0.00
 B6          1,116,559.35       6.750000         6,280.65         0.00          0.00          6,280.65             0.00
Totals     208,565,833.92                    1,173,234.93         0.00          0.00      1,173,234.93             0.00



           Unscheduled
             Interest        Interest
 Class      Adjustment         Paid
 -----     -----------       --------

 Al            0.00               0.00
 A2            0.00          41,445.59
 A3            0.00          81,000.00
 A4            0.00          54,466.88
 A5            0.00         241,128.74
 A6            0.00         171,032.67
 A6            0.00          46,939.54
 A6            0.00         124,093.13
 A7            0.00          53,313.30
 A8            0.00          34,778.74
 A9            0.00         165,265.02
 A1O           0.00          27,043.37
 All           0.00          24,038.55
 Al2           0.00         136,788.19
 Al3           0.00          32,434.31
 AIO           0.00           2,610.75
 PO            0.00               0.00
  X            0.00          11,156.56
 AR            0.00               0.00

 B1            0.00          34,457.75
 B2            0.00          25,843.32
 B3            0.00          12,921.66
 B4            0.00           8,614.44
 B5            0.00           8,614.44
 B6            0.00           6,280.65
Totals         0.00       1,173,234.93

            THE                                                                                          Distribution Date: 3/25/00
         BANK OF
           NEW
          YORK
  101 Barclay Street, 12E
     New York, NY 10286
                                                                CWMBS INC
 Attn: Courtney Bartholomew                        MORTGAGE PASS THROUGH CERTIFICATES
        212-815-5795                                         SERIES 1993-10


                                                    Current Payment Information
                                                        Factors per $ 1,000


                          Original          Beginning Cert.                                          Ending Cert.       Pass
                         Certificate           Notional           Principal        Interest            Notional        Through
Class        Cusip         Balance             Balance           Distribution     Distribution          Balance        Rate (%)
-----        -----       ----------         --------------       ------------     ------------        ----------       ---------

 Al       126690HR0    60,388,042.00        0.000000000          0.000000000      0.000000000         0.000000000       6.750000
 A2       126690HS8    21,530,000.00      363.782520850         24.661874609      1.925015839       339.120646241       6.350000
 A3       126690HT6    14,400,000.00    1,000.000000000          0.000000000      5.625000000     1,000.000000000       6.750000
 A4       126690HU3     9,683,000.00    1,000.000000000          0.000000000      5.625000000     1,000.000000000       6.750000
 A5       126690HV1    91,162,000.00      470.232452585          0.000000000      2.645057546       470.232452585       6.750000
 A6                    45,000,000.00      675.684605333         12.571527556      3.800726000       663.113077778       6.750000
 A6       126690HW9    22,939,000.00      363.782520673         24.661874609      2.046276679       339.120646063       6.750000
 A6       126690HW9    22,061,000.00    1,000.000000000          0.000000000      5.625000000     1,000.000000000       6.750000
 A7       126690HX7    10,719,000.00      986.196878440          0.000000000      4.973719590       986.196878440       6.052000
 A8       126690HY5     5,161,000.00      986.196878512          0.000000000      6.738759122       986.196878512       8.199692
 A9       126690HZ2    29,250,000.00      986.196877949          0.000000000      5.650086280       986.196877949       6.875000
 A10      126690JA5     6,825,000.00      986.196877656          0.000000000      3.962398148       986.196877656       4.821429
 All      126690JB3     2,925,000.00      986.196878632          0.000000000      8.218307322       986.196878632      10.000000
 Al2      126690JCI    22,563,000.00    1,000.000000000          0.000000000      6.062500000     1,000.000000000       7.275000
 A13      126690JD9     7,521,000.00    1,000.000000000          0.000000000      4.312500000     1,000.000000000       5.175000
 AIO      126690JE7     1,275,852.00      363.782553853          0.000000000      2.046276865       339.120682107       6.750000
 PO       126690JF4     2,964,974.00      665.816334131          4.570560244      0.000000000       661.245773887       0.000000
 X        126690JG2   122,455,680.00      524.863922768          0.000000000      0.091106955       523.866447763       0.208298
 AR       126990JH0         1,000.00        0.000000000          0.000000000      0.000000000         0.000000000       6.750000

 B1       126690JJ6     7,004,626.00      874.539580118          2.781665312      4.919285138       871.757914806       6.750000
 B2       126690JK3     5,253,470.00      874.539582924          2.781665321      4.919285154       871.757917603       6.750000
 B3       126690JL1     2,626,735.00      874.539570244          2.781665280      4.919285083       871.757904964       6.750000
 B4         N/A         1,751,156.98      874.539582221          2.781665319      4.919285150       871.757916902       6.750000
 B5         N/A         1,751,157.00      874.539577666          2.781665304      4.919285124       871.757912362       6.750000
 B6         N/A         1,751,156.00      637.612725019          2.028106659      3.586571578       635.584618360       6.750000

Totals                350,231,316.98      595.508807489          3.326198582      3.349885841       592.182608964

           THE
         BANK OF
           NEW
          YORK
  101 Barclay Street, 12E
     New York, NY 10286
                                                                CWMBS INC
 Attn: Courtney Bartholomew                        MORTGAGE PASS THROUGH CERTIFICATES
        212-815-5795                                         SERIES 1993-10




Pool Level Data

Distribution Date                                                                             3/25/00
Cut-off Date                                                                                  11/l/93
Determination Date                                                                             3/l/00
Accrual Period                         Begin                                                   2/l/00
                                       End                                                     3/1/00
Number of Days in Accrual Period                                                                   29

                            Collateral Information

Group 1
-------

Cut-Off Date Balance                                                                   350,231,317.00

Beginning Aggregate Pool Stated Principal Balance                                      208,565,834.05
Ending Aggregate Pool Stated Principal Balance                                         207,400,895.21

Beginning Aggregate Certificate Stated Principal Balance                               208,565,833.94
Ending Aggregate Certificate Stated Principal Balance                                  207,400,895.03

Beginning Aggregate Loan Count                                                                    717
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Aggreement                    0
Ending Aggregate Loan Count                                                                       717

Beginning Weighted Average Loan Rate (WAC)                                                   7.001550%
Ending Weighted Average Loan Rate (WAC)                                                      7.001863%

Beginning Net Weighted Average Loan Rate                                                     6.750300%
Ending Net Weighted Average Loan Rate                                                        6.750613%

Weighted Average Maturity (WAM) (Months)                                                          283

Servicer Advances                                                                           15,837.20

Aggregate Pool Prepayment                                                                  834,139.25
Pool Prepayment Rate                                                                       4.6951 CPR


                                 Certificate Information
Group 1
-------

Senior Percentage                                                                       91.6759265239%
Senior Prepayment Percentage                                                            96.6703706096%

Subordinate Percentage                                                                   8.3240734761%
Subordinate Prepayment Percentage                                                        3.3296293904%

Certificate Account

Beginning Balance                                                                                0.00

Deposit
Payments of Interest and Principal                                                        2,380,776.30

           THE
         BANK OF
           NEW
          YORK
  101 Barclay Street, 12E
     New York, NY 10286
                                                                CWMBS INC
 Attn: Courtney Bartholomew                        MORTGAGE PASS THROUGH CERTIFICATES
        212-815-5795                                         SERIES 1993-10



Liquidation Proceeds                                                                                            0.00
All Other Proceeds                                                                                              0.00
Other Amounts                                                                                                   0.00
                                                                                                        ------------

Total Deposits                                                                                          2,380,776.30

Withdrawals
Reimbursement of Servicer Advances                                                                              0.00
Payment of Master Servicer Fees                                                                            53,759.04
Payment of Sub Servicer Fees                                                                                    0.00
Payment of Other Fees                                                                                      42,819.74
Payment of Insurance Premium(s)                                                                                 0.00
Payment of Personal Mortgage Insurance                                                                          0.00
Other Pemitted Withdrawal per the Pooling and Service Agreement                                                 0.00
Payment of Principal and Interest                                                                       2,338,173.82
                                                                                                        ------------

Total Withdrawals                                                                                       2,434,752.60

Ending Balance                                                                                            -11,156.56

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                     848.74
Compensation for Gross PPIS from Servicing Fees                                                               848.74
Other Gross PPIS Compensation                                                                                   0.00
                                                                                                              ------

Total Net PPIS (Non-Supported PPIS)                                                                             0.00

Master Servicing Fees Paid                                                                                 53,759.04
Sub Servicing Fees Paid                                                                                         0.00
Insurance Premium(s) Paid                                                                                       0.00
Personal Mortgage Insurance Fees Paid                                                                           0.00
Other Fees Paid                                                                                            42,819.74
                                                                                                           ---------

Total Fees                                                                                                 96,578.78

                                Delinguency Information

Group 1
-------

Delinquency                                   30-59 Days          60 - 89 Days          90+ Days           Totals
-----------                                   ----------          ------------          --------           -------

Scheduled Principal Balance                 1,531,748.80          408,056.96              0.00          1,939,805.76
Percentage of Total Pool Balance                0.738545%           0.196748%         0.000000%             0.935293%
Number of Loans                                        6                   1                 0                    7
Percentage of Total Loans                       0.836820%           0.139470%         0.000000%            0.976290%

Foreclosure
-----------

Scheduled Principal Balance                         0.00                0.00              0.00                 0.00
Percentage of Total Pool Balance                0.000000%           0.000000%         0.000000%            0.000000%

           THE
         BANK OF
           NEW
          YORK
  101 Barclay Street, 12E
     New York, NY 10286
                                                                CWMBS INC
 Attn: Courtney Bartholomew                        MORTGAGE PASS THROUGH CERTIFICATES
        212-815-5795                                         SERIES 1993-10




Foreclosure
-----------

Number of Loans                                                          0               0              0               0
Percentage of Total Loans                                         0.000000%       0.000000%      0.000000%      0.000000%

Bankruptcy
----------

Scheduled Principal Balance                                           0.00            0.00           0.00            0.00
Percentage of total Pool Balance                                  0.000000%       0.000000%      0.000000%       0.000000%
Number of Loans                                                          0               0              0               0
Percentage of Total Loans                                         0.000000%       0.000000%      0.000000%       0.000000%

REO
---

Scheduled Principal Balance                                           0.00            0.00           0.00               235,081.33
Percentage of total Pool Balance                                  0.000000%       0.000000%      0.000000%               0.113346%
Number of Loans                                                          0               0              0                       1
Percentage of total Loans                                         0.000000%       0.000000%      0.000000%               0.139470%

Book Value of all REO Loans                                                                                                  0.00
Percentage of total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                      0.00
Additional Gains (Recoveries)/Losses                                                                                         0.00
Total Realized Losses                                                                                                  483,986.18

          Subordination/Credit Enhancement Information

Protection                                                                                     Original                  Current
----------                                                                                     --------                  --------

Bankruptcy Loss                                                                                125,078.00              125,078.00
Bankruptcy Percentage                                                                            0.035713%              0.060307%
Credit/Fraud Loss                                                                            7,004,626.00                    0.00
Credit/Fraud Loss Percentage                                                                     2.000000%              0.000000%
Special Hazard Loss                                                                          6,090,683.00           4,519,247.10
Special Hazard Loss Percentage                                                                   1.739046%              2.178991%

Credit Support                                                                                 Original                 Current
--------------                                                                                 --------                 -------

Class A                                                                                     330,093,016.00         190,258,748.05
Class A Percentage                                                                               94.250000%             91.734777%

Class B1                                                                                      7,004,626.00           6,106,338.16
Class BI Percentage                                                                               2.000000%              2.944220%

Class B2                                                                                      5,253,470.00           4,579,754.07
Class B2 Percentage                                                                               1.500000%              2.208165%

Class B3                                                                                      2,626,735.00           2,289,877.00
Class B3 Percentage                                                                               0.750000%              1.104083%

Class B4                                                                                      1,751,156.98           1,526,584.96
Class B4 Percentage                                                                               0.500000%              0.736055%

Class B5                                                                                      1,751,157.00           1,526,584.97
Class B5 Percentage                                                                               0.500000%              0.736055%

           THE
         BANK OF
           NEW
          YORK
   101 Barclay Street, 12E
     New York, NY 10286
                                                                CWMBS INC
 Attn: Courtney Bartholomew                        MORTGAGE PASS THROUGH CERTIFICATES
        212-815-5795                                         SERIES 1993-10



Credit Support                                                Original                 Current
--------------                                                --------                 --------

Class B6                                                    1,751,156.00            1,113,007.82
Class B6 Percentage                                             0.500000%               0.536646%